Exhibit 10.3

LOCK UP AGREEMENT

September 8, 2006

Callisto Pharmaceuticals, Inc.
420 Lexington Avenue, Suite 1609
New York, NY 10170
Attention:  Gary S. Jacob

Ladies and Gentlemen:

Callisto Pharmaceuticals, Inc., a Delaware corporation (the “Company”), offered (the “Offering”) shares (the “Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”) and warrants to purchase Common Stock (the “Warrants”) to certain accredited investors in a private offering, in exchange for, among other things, the agreements contained in this letter.

In exchange for the Shares and Warrants, the undersigned hereby agrees that the undersigned will not without the prior written consent of the Company, during the period beginning on September 1, 2006 and ending on May 31, 2007, (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), acquired by investor, directly or indirectly, from the Company in a private placement in February or April 2006 and set forth on Schedule A hereto, or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

Notwithstanding the foregoing, the restrictions set forth in clause (1) and (2) above shall not apply to (a) transfers (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) effected pursuant to any exchange of “underwater” options with the Company, (b) the acquisition or exercise of any stock option issued pursuant to the Company’s existing stock option plan, including any exercise effected by the delivery of Securities of the Company held by the undersigned, or (c) the establishment of any 10b5-1 selling plan provided the initial sale date under such plan occurs after the end of the lock-up period described above.  For purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  None of the restrictions set forth in this Letter Agreement shall apply to Common Stock acquired in open market transactions.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-up Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

[Name of Person or Entity]

By:
Title:

Accepted as of the date first set forth above, September 8, 2006:

CALLISTO PHARMACEUTICALS, INC.

By:
Name: Gary S. Jacob
Title: Chief Executive Officer

SCHEDULE A

Shares:

Warrants: